UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2007

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-144067; 333-144068	02-0786880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 15, 2007, NCO Group, Inc. hosted an investor conference call to discuss items in the November 14, 2007, press release in more detail and to allow the investment community an opportunity to ask questions. A copy of the transcript from the conference call is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Earnings before interest expense, taxes, depreciation and amortization, referred to as EBITDA in the attached transcript, is presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flow in conformity with accounting principles generally accepted in the United States. EBITDA as presented herein is not necessarily comparable to similarly titled measures of other companies. The following presents the calculation of EBITDA (amounts in thousands):

	Successor	Predecessor
	For the Three Months Ended September 30, 2007	For the Three Months Ended September 30, 2006
Net (loss) income	$(3,141)	$11,385
Income tax (benefit) expense	(1,456)	6,671
Interest expense, net	23,969	8,178
Depreciation and amortization	25,094	13,653

EBITDA	$44,466	$39,887

The Company disclaims any obligation to update the information in this Report as a result of new information, future events, or otherwise.

Item 7.01	Regulation FD Disclosure

The information contained under Item 2.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

No.	Description
99.1	Transcript of NCO Group, Inc. conference call on November 15, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: November 20, 2007	By:	/s/ John R. Schwab
	Name:	John R. Schwab
	Title:	Executive Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

No.	Description
99.1	Transcript of NCO Group, Inc. conference call on November 15, 2007.

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